                                                     Draft of September 22, 1997

                                                                    Exhibit 4.11


================================================================================

                       BANKERS TRUST NEW YORK CORPORATION


                                       TO


                         MARINE MIDLAND BANK (formerly
                      Marine Midland Bank, N.A.), TRUSTEE



                         SECOND SUPPLEMENTAL INDENTURE
                         Dated as of September __, 1997



                           Supplemental to Indenture,
                           dated as of April 1, 1992

                                 as amended by
                         First Supplemental Indenture,
                          dated as of January 15, 1993


================================================================================

     SECOND SUPPLEMENTAL INDENTURE, dated as of September __, 1997, between BANKERS TRUST NEW YORK CORPORATION, a corporation duly organized and existing under the laws of the State of New York (the "Company"), and MARINE MIDLAND BANK (formerly Marine Midland Bank, N.A.), a banking corporation and trust company duly organized and existing under the laws of the State of New York , as Trustee under the Indenture referred to below (the "Trustee").

                                  WITNESSETH:

     WHEREAS, the Company and the Trustee are parties to the Indenture, dated as of April 1, 1992, as previously supplemented by the First Supplemental Indenture thereto, dated as of January 15, 1993 (as so supplemented, the "Indenture"), pursuant to which the Company has issued certain Securities that remain outstanding as of the date hereof; and

     WHEREAS, Section 901 of the Indenture provides that the Company, when authorized by a Board Resolution, and the Trustee may enter into a supplemental indenture without the consent of any Holder to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (i) shall not apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision, nor modify the rights of the Holder of any such Security with respect to such provision, or
(ii) shall become effective only when there is no such Security Outstanding; and

     WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Second Supplemental Indenture to amend and supplement the Indenture in certain respects, which amendment and supplement shall not apply to any Securities created prior to the execution of this Second Supplemental Indenture; and

     WHEREAS, the Company has duly authorized the execution and delivery of this Second Supplemental Indenture by a Board Resolution, as defined in the Indenture, and all things necessary to make this Second Supplemental Indenture a valid agreement of the Company, in accordance with the terms of the Indenture, have been done;

     NOW, THEREFORE, the Company and the Trustee hereby agree as follows:

                                   Article I

                                   AMENDMENTS
                                   ----------
     Section 1.0 Definitions.

     (a) Section 101 of the Indenture is hereby amended by replacing the words "its Vice Chairman of the Board," in the definition of "Company Request" or "Company Order" with the words "its Senior Vice Chairman, one of its Vice Chairmen,".

     (b) Section 101 of the Indenture is hereby further amended by deleting the words "which is issued at a price lower than the amount payable at the stated maturity of and" from the definition of "Discount Security" therein.

     (c) Section 101 of the Indenture is further hereby amended by amending and restating the definition of "Existing Subordinated Indebtedness" as follows:

          "Existing Subordinated Indebtedness" means, unless otherwise specified with respect to any series of Securities pursuant to Section 301, the Company's 6.00% Convertible Capital Securities due August 2033, 6 1/8% Convertible Capital Securities due June 2033, 7 1/2% Subordinated Notes due November 15, 2015, 7.75% Subordinated Notes due May 1, 2012, 7 1/4% Subordinated Notes due October 15, 2011, 7 1/2% Subordinated Notes due 2010, 7 1/8% Subordinated Notes due 2010, 7 3/8% Subordinated Notes due 2008, 6% Subordinated Notes due October 2008, 7 1/8% Subordinated Notes due March 15, 2006, 8 1/4% Subordinated Notes due 2005, Subordinated Yen Loan due 2005, Subordinated Floating Rate Notes due 2005, Floating Rate Subordinated Notes due 2004, Subordinated LIBOR/CMT Floating Rate Debentures due 2003, Subordinated Constant Maturity Treasury Floating Rate Debentures due 2003, 7.25% Subordinated Debentures due January 15, 2003, Subordinated Floating Rate Notes due 2002, 7 1/8% Subordinated Debentures due July 31, 2002, 8 1/8% Subordinated Notes due May 15, 2002, 8 1/8% Subordinated Notes due 2002, 7.50% Subordinated Debentures due January 15, 2002, 9.00% Subordinated Debentures due August 1, 2001, 9.40% Subordinated Debentures due March 1, 2001, 9.50% Subordinated Debentures due June 14, 2000, 9.20% Subordinated Capital Notes due July 15, 1999, Subordinated Money Market Capital Notes, Series A, B and C due June 1999 and Zero Coupon Subordinated Yen Notes due 1997-2004.

     (d) Section 101 of the Indenture is hereby further amended by replacing the words "a Vice Chairman of the Board," in the definition of "Officers' Certificate" with the words "its Senior Vice Chairman, one of its Vice Chairmen,".

     (e) Section 101 of the Indenture is hereby further amended by amending and restating the definition of "Other Financial Obligations" as follows:

          "Other Financial Obligations" means, unless otherwise determined with respect to any series of Securities pursuant to Section 301, all obligations of the Company to make payment pursuant to the terms of financial instruments, such as (i) securities contracts and foreign currency exchange contracts, (ii) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity future contracts and commodity options contracts, and (iii) in the case of both (i) and (ii) above, other similar financial instruments other than (A) obligations on account of Senior Indebtedness and (b) obligations on account of indebtedness for money borrowed ranking pari passu in right of payment with or subordinate to the Securities.

     (f) Section 101 of the Indenture is hereby further amended by inserting the words "in Section 114 or, if different," in the definition of "Outstanding " immediately following the words "the U.S. dollar equivalent, determined in the manner provided" therein.

     (g) Section 101 of the Indenture is hereby further amended by amending and restating the definition of "Senior Indebtedness" as follows:

          "Senior Indebtedness" means, unless otherwise determined with respect to any series of Securities pursuant to Section 301, the principal of, premium, if any, and interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under applicable bankruptcy, insolvency or similar law now or hereafter in effect) on (a) all indebtedness for money borrowed, whether outstanding on the date of execution of this Indenture or thereafter created, assumed or incurred, except such indebtedness as is by its terms expressly stated to be subordinate in right of payment to, or to rank pari passu in right of payment with, the Securities or any other obligation that ranks pari passu in right of payment with the Securities, or is identified in a Board Resolution or any indenture supplemental hereto as being subordinate in right of payment to, or as ranking pari passu in right of payment with, the Securities or any other obligation that ranks pari passu in right of payment with the Securities, and (b) any deferrals, renewals or extensions of any such indebtedness for money borrowed; provided, however, that Senior Indebtedness shall not include (i) any obligations on account of Existing Subordinated Indebtedness or (ii) any obligations as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligation is not Senior Indebtedness.

     Section 1.02. Amendments to Section 111 of Indenture. Section 111 of the Indenture is hereby amended and restated as follows:

     Section 111. Benefits of Indenture.
                  ---------------------

          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders and, subject to Section 907, the holders of Senior Indebtedness and Entitled Persons in respect of Other Financial Obligations, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 1.03. Addition of Section 114. The Indenture is hereby further amended by inserting the following provision in the appropriate numerical order:

     Section 114.  Currency Conversion.
                   -------------------

          If the principal amount of a Security is denominated in any currency, currencies or currency units other than U.S. dollars and it is necessary to determine as of any date the equivalent in U.S. dollars of any amount in respect of such Security, such amount shall be deemed to be the amount of U.S. dollars that could have been purchased by the amount of the units of the currency, currencies or currency units, in which such amount is denominated based, except as otherwise set forth in the Board Resolution or supplemental indenture establishing such series of Securities, on the average of the mean of the buying and selling spot rates in effect at 11:00 A.M., New York City time, in The City of New York on the date of such determination or, if such date is not a Business Day, on the next succeeding Business Day, quoted by three banks who are members of the New York Clearing House Association (other than Bankers) chosen by the Company.

     Section 1.04. Amendments to Section 201 of Indenture. Section 201 of the Indenture is hereby amended by adding the following at the end of the first paragraph thereof:

     If all of the Securities of any series established by action taken pursuant to a Board Resolution are not to be issued at one time, it shall not be necessary to deliver a record of such action at the time of issuance of each Security of such series, but an appropriate record of such action shall be delivered at or before the time of issuance of the first Security of such series.

     Section 1.05. Amendments to Section 301 of Indenture.

     (a) Section 301(5) of the Indenture is hereby amended by inserting the words "(or the formula pursuant to which such rate or rates shall be determined)" after the word "rates" the first time such word appears in such section:

     (b) Section 301(10) of the Indenture is hereby amended by inserting the words ", if other than as set forth in Section 114," after the words "United States of America" the first time such words appear in such section.

     (c) Section 301 of the Indenture is hereby further amended by deleting the word "and" from subsection (14) and by replacing the period at the end of subsection (15) with "; and".

     (d) The penultimate paragraph of Section 301 of the Indenture is hereby amended by adding the following at the end thereof:

     All Securities of any one series need not be issued at one time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

     (e) The final paragraph of Section 301 of the Indenture is hereby amended by adding the following at the end thereof:

     If all of the Securities of any series established by action taken pursuant to a Board Resolution are not to be issued at one time, it shall not be necessary to deliver a record of such action at the time of issuance of each Security of such series, but an appropriate record of such action shall be delivered at or before the time of issuance of the first Security of such series.

     Section 1.06. Amendments to Section 303 of Indenture.

     (a) The first paragraph of Section 303 of the Indenture is hereby amended by inserting the words ", its Senior Vice Chairman, one of its Vice Chairmen" after the words "Chairman of the Board,".

     (b) The third paragraph of Section 303 of the Indenture is hereby amended by inserting the following after the first sentence thereof:

     If all of the Securities of any series are not to be issued at one time and if the Board Resolution or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining the terms of particular Securities of such series, such as interest rate, maturity date, date of issuance and date from which interest shall accrue, and for instructing the Trustee to authenticate and deliver such Securities (including, without limitation, the receipt by the Trustee of oral or electronic instructions from the Company or its duly authorized agents, promptly confirmed in writing).

     (c) Subparagraph (a) of the third paragraph of Section 303 of the Indenture is hereby amended by inserting the words "or, if all the Securities of such series are not to be issued at one time, will be" following the words "have been" therein.

     Section 1.07.  Amendments to Section 305 of Indenture.

     (a) The seventh paragraph of Section 305 of the Indenture is hereby amended and restated as follows:

          If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 1103 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

     (b) The eighth paragraph of Section 305 of the Indenture is hereby amended by inserting the words "at a time when the Depository is required to be so registered in order to act as such depository" after the words "as amended," and before the words "(ii) the Company" in the first sentence thereof.

     (c) Section 305 of the Indenture is hereby further amended by adding the following paragraph at the end thereof:

          Except as provided in the immediately preceding paragraph and as otherwise provided as contemplated by Section 301 with respect to any series of Securities evidenced in whole or in part by a Book-Entry Security, (i) a Book-Entry Security may not be transferred except as a whole by the Depository with respect to such Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository and (ii) the Depository may not sell, assign, transfer or otherwise convey any beneficial interest in a Book-Entry Security evidencing all or part of the Securities of such Series unless such beneficial interest is in an amount equal to an authorized denomination for Securities of such series.

     Section 1.08. Amendments to Section 501 of Indenture. Subsections (1) and
(2) of Section 501 of the Indenture are hereby amended by replacing the words "the Federal Bankruptcy Act" each time such words appear with the words "Title 11 of the United States Code".

     Section 1.09. Amendments to Section 1415 of Indenture.

     (a) Subsection (a) of Section 1415 of the Indenture is hereby amended by inserting the following words immediately before the period at the end thereof:

     and with any other obligations that by their terms rank pari passu in right of payment with the Securities or any Existing Subordinated Indebtedness or with any obligations that rank pari passu in right of payment with the Securities or any Existing Subordinated Indebtedness

     (b) Subsection (b) of Section 1415 of the Indenture is hereby amended by inserting the following words immediately after the words "Existing Subordinated Indebtedness" the first time such words appear in such paragraph:

     or of any other obligations that by their terms rank pari passu in right of payment with the Securities or any Existing Subordinated Indebtedness or with any obligations that rank pari passu in right of payment with the Securities or any Existing Subordinated Indebtedness

     (c) Subsection (b) of Section 1415 of the Indenture is hereby further amended by inserting the words "or such pari passu obligations" immediately after the words "Existing Subordinated Indebtedness" the last time such words appear in such paragraph.

     (d) Subsection (c) of Section 1415 of the Indenture is hereby amended by inserting the word "such" immediately before the words "Existing Subordinated Indebtedness" the first time such words appear in such paragraph and by inserting the words "or any such pari passu obligations" immediately after the words "Existing Subordinated Indebtedness" the first time such words appear in such paragraph.

                                   Article II

                                 MISCELLANEOUS
                                 -------------

     Section 2.01. Defined Terms. For all purposes of this Second Supplemental Indenture, except as otherwise stated herein, capitalized terms used but not defined in this Second Supplemental Indenture shall have the respective meanings assigned to them in the Indenture.

     Section 2.02. Trustee's Rights, Duties and Immunities. All of the provisions of the Indenture with respect to the rights, duties and immunities of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

     Section 2.03. Application of Amendments. All amendments to the Indenture made hereby shall have effect only with respect to the Securities of any series created on or after the date hereof, and not with respect to the Securities of any series created prior to the date hereof.

     Section 2.04. Recitals. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

     SECTION 2.05. GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     Section 2.06. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

     Section 2.07. Ratification and Confirmation. As amended and modified by this Second Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                              BANKERS TRUST NEW YORK CORPORATION



                              By:_______________________________
                                    Name:
                                    Title:

ATTEST:


------------------------


                              MARINE MIDLAND BANK (formerly Marine Midland Bank, N.A.), as Trustee



                              By:_______________________________
                                    Name:
                                    Title:


ATTEST:


------------------------

STATE OF NEW YORK   )
COUNTY OF NEW YORK  )  ss.:
                    )

     On the ___ day of September, 1997, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that s/he is _____________________ of Bankers Trust New York Corporation, one of the corporations described in and which executed the foregoing instrument; that s/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that s/he signed her/his name thereto by like authority.

[Notarial Seal]               _____________________________


STATE OF NEW YORK   )
COUNTY OF NEW YORK  )  ss.:
                    )

     On the ___ day of September, 1997, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that s/he is _____________________ of Marine Midland Bank, one of the corporations described in and which executed the foregoing instrument; that s/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that s/he signed her/his name thereto by like authority.

[Notarial Seal]               ________________________________